Exhibit 99.1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: August 5, 2022

F2 MG LTD.

By: Globeways Holdings Ltd.
Its: Manager

/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos Title: Director

F2-TPO INVESTMENTS, LLC

/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos Title: Director

F2 MC, LLC

/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos Title: Director

F2 CAPITAL I 2020 LLC

/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos Title: Director

F2 BIOSCIENCE AV 2022 LLC

/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos Title: Director

GLOBEWAYS HOLDINGS LTD.

/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos Title: Director

GLOBEWAYS HOLDINGS II LTD.

/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos Title: Director

/s/ Morana Jovan-Embiricos
MORANA JOVAN-EMBIRICOS